   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 2003
                                                     REGISTRATION NO. 333-______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                           PEABODY ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


                         DELAWARE                                                   13-4004153
     (State or other jurisdiction of incorporation or                (I.R.S. Employer Identification Number)
                       organization)

                     701 MARKET STREET
                    ST. LOUIS, MISSOURI                                             63101-1826
         (Address of principal executive offices)                                   (Zip Code)

                                   ----------
                      BLACK BEAUTY COAL COMPANY 401(k) PLAN
                            (Full title of the Plan)

                            JEFFERY L. KLINGER, ESQ.
                           PEABODY ENERGY CORPORATION
                                701 MARKET STREET
                         ST. LOUIS, MISSOURI 63101-1826
                              PHONE: (314) 342-3400
                               FAX: (314) 342-3419
                                   ----------

                                    Copy to:
                              THOMAS A. LITZ, ESQ.
                               THOMPSON COBURN LLP
                               ONE U.S. BANK PLAZA
                            ST. LOUIS, MISSOURI 63101
                              PHONE: (314) 552-6000
                               FAX: (314) 552-7000

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
 Title of Securities to                                                      Proposed Maximum
           be               Amount to be           Proposed Maximum         Aggregate Offering     Amount of Registration
       Registered           Registered(1)     Offering Price Per Share(2)        Price(2)                   Fee
-----------------------     --------------    ---------------------------   ------------------     ----------------------
Common Stock, $0.01
  par value...........      100,000 shares            $ 30.95                      $3,095,000                $251
=========================================================================================================================

(1) Includes an indeterminate amount of plan interests pursuant to Rule 416(c).

(2) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(h), based upon the average of the high and low sale prices of the common stock, $0.01 par value, of the Registrant as reported on the New York Stock Exchange on September 26, 2003.

================================================================================

                                EXPLANATORY NOTE

         The undersigned Registrant hereby files this Registration Statement on Form S-8 (this "Registration Statement") with respect to making available for investment by participants under the Black Beauty Coal Company 401(k) Plan (the "Plan") up to 100,000 shares of Peabody Energy Corporation (the "Registrant") common stock, $0.01 par value (the "Common Stock"), to be purchased in the open market.

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.


         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

         (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 001-16463);

         (ii) Proxy Statement on Schedule 14A filed on April 2, 2003 (File No. 001-16463);

         (iii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 001-16463);

         (iv) Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 001-16463);

         (v) Current Report on Form 8-K filed on January 17, 2003 (File No. 001-16463);

         (vi) Current Report on Form 8-K filed on February 27, 2003 (File No. 001-16463);

         (vii) Current Report on Form 8-K filed on March 10, 2003 (File No. 001-16463);

         (viii) Current Report on Form 8-K filed on March 17, 2003 (File No. 001-16463);

         (ix) Current Report on Form 8-K filed on April 10, 2003 (File No. 001-16463);

         (x)    Current Report on Form 8-K filed on May 5, 2003 (File No.
                001-16463);

         (xi) Current Report on Form 8-K filed on August 4, 2003 (File No. 001-16463); and

         (xii) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-3 (Registration No. 333-102516), filed on January 15, 2003, and any amendment or report filed for the purposes of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Where any document or part thereof is incorporated by reference in this Registration Statement, the Registrant will provide without charge to each person to whom a prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides that, among other things, a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article Sixth of the Registrant's third amended and restated certificate of incorporation and Article IV of the Registrant's amended and restated by-laws require indemnification to the fullest extent permitted by Delaware law. The Registrant has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of the Registrant, in such capacities, may incur. The Registrant's third amended and restated certificate of incorporation requires the advancement of expenses incurred by officers or directors in relation to any action, suit or proceeding.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (certain illegal distributions) or (iv) for any breach of a director's duty of loyalty to the corporation or its stockholders. Article Sixth of the Registrant's third amended and restated certificate of incorporation includes such a provision.

         In connection with the Registrant's existing indemnification procedures and policies and the rights provided for by its third amended and restated certificate of incorporation and amended and restated by-laws, the Registrant has executed indemnification agreements with its directors and certain senior executive officers. Pursuant to those agreements, to the fullest extent permitted by the laws of the

State of Delaware, the Registrant has agreed to indemnify those persons against any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the indemnified person is or was or has agreed to serve at the request of the Registrant as a director, officer, employee or agent of the Registrant, or while serving as a director or officer of the Registrant, is or was serving or has agreed to serve at the request of the Registrant as a director, officer, employee or agent (which, for purposes of the indemnification agreements, includes a trustee, partner, manager or a position of similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The indemnification provided by these agreements is from and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified person or on his or her behalf in connection with the action, suit or proceeding and any appeal therefrom, but shall only be provided if the indemnified person acted in good faith and in a manner the indemnified person reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action, suit or proceeding, had no reasonable cause to believe the indemnified person's conduct was unlawful.

Item 8.  Exhibits.

         See Exhibit Index on page 9 hereof.

Item 9.  Undertakings.

         (a)  The Registrant hereby undertakes:

                  (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized as of the 30th day of September, 2003.

                                      PEABODY ENERGY CORPORATION



                                      By /s/   Irl F. Engelhardt
                                         -----------------------
                                         Irl F. Engelhardt
                                         Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Irl F. Engelhardt, Richard A. Navarre and Jeffery L. Klinger, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the Black Beauty Coal Company 401(k) Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           SIGNATURE                                    TITLE                                   DATE
           ---------                                    -----                                   ----
 /s/  Irl F. Engelhardt                        Chairman, Chief Executive                  September 30, 2003
---------------------------------                Officer and Director
Irl F. Engelhardt                            (PRINCIPAL EXECUTIVE OFFICER)


 /s/  Richard A. Navarre                      Executive Vice President and                September 30, 2003
---------------------------------               Chief Financial Officer
Richard A. Navarre                         (PRINCIPAL FINANCIAL OFFICER AND
                                             PRINCIPAL ACCOUNTING OFFICER)


/s/  Bernard J. Duroc-Banner                            Director                          September 30, 2003
---------------------------------
Bernard J. Duroc-Banner


           SIGNATURE                                    TITLE                                   DATE
           ---------                                    -----                                   ----
/s/  William E. James                                   Director                          September 30, 2003
---------------------------------
William E. James


/s/  Robert B. Karn III                                 Director                          September 30, 2003
---------------------------------
Robert B. Karn III


/s/  Henry E. Lentz                                     Director                          September 30, 2003
---------------------------------
Henry E. Lentz


 /s/  William C. Rusnack                                Director                          September 30, 2003
---------------------------------
William C. Rusnack


 /s/  Blanche M. Touhill                                Director                          September 30, 2003
---------------------------------
Blanche M. Touhill


/s/  Sandra Van Trease                                  Director                          September 30, 2003
---------------------------------
Sandra Van Trease


/s/  Alan H. Washkowitz                                 Director                          September 30, 2003
---------------------------------
Alan H. Washkowitz


/s/  James R. Schlesinger                               Director                          September 30, 2003
---------------------------------
James R. Schlesinger

         The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the administrators of the Black Beauty Coal Company 401(k) Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of the 30th day of September, 2003.

                                         BLACK BEAUTY COAL COMPANY 401(K)
                                         PLAN

                                             By:  Black Beauty Coal Company,
                                             Administrator


                                              By: /s/STEVEN F. SCHAAB
                                                 ------------------------------
                                                 Steven F. Schaab
                                                 Vice President

                                 EXHIBIT INDEX


EXHIBIT
  NO.             DESCRIPTION
-------           -----------

  4.1             Third Amended and Restated Certificate of Incorporation of
                  Peabody Energy Corporation (Incorporated by reference to
                  Exhibit 3.1 of the Registrant's Form S-1 Registration
                  Statement No. 333-55412).

  4.2 Amended and Restated By-Laws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly
                  Report on Form 10-Q for the quarter ended September 30, 2002, filed on November 14, 2002).

  4.3 Specimen of stock certificate representing the Registrant's common stock, $.01 par value (Incorporated by reference to Exhibit 4.13 of the Registrant's Form S-1 Registration
                  Statement No. 333-55412).

  5.1 Opinion of Thompson Coburn LLP as to the legality of the securities being registered.

  5.2             Internal Revenue Service opinion letter that the Vanguard
                  Fiduciary Trust Company Prototype Basic Plan Document is acceptable under Section 401 of the Internal Revenue Code.

 23.1             Consent of Thompson Coburn LLP (included in Exhibit 5.1).

 23.2             Consent of Ernst & Young LLP, Independent Auditors.

 24.1             Power of Attorney (set forth on signature page hereto).